Exhibit 4.5

THIRD SUPPLEMENTAL INDENTURE

between

WACHOVIA CORPORATION

and

U.S. BANK NATIONAL ASSOCIATION

Dated as of May 8, 2007

Supplement to Indenture,

dated as of February 1, 2006

THIRD SUPPLEMENTAL INDENTURE

-i-

THIRD SUPPLEMENTAL INDENTURE

-ii-

THIRD SUPPLEMENTAL INDENTURE, dated as of May 8, 2007 (the “Third Supplemental Indenture”), between WACHOVIA CORPORATION, a North Carolina corporation (the “Company”), having its principal office at 301 South College Street, Charlotte, North Carolina 28288, and U.S. BANK NATIONAL ASSOCIATION, as trustee (hereinafter called the “Trustee”).

RECITALS OF THE COMPANY

The Company and the Trustee entered into an Indenture, dated as of February 1, 2006 (the “Indenture”).

Wachovia Capital Trust IX, a Delaware statutory trust (the “Trust”), has offered to the public its trust preferred securities known as 6.375% Trust Preferred Securities (the “Trust Preferred Securities”), which are beneficial interests in the Trust, and proposes to invest the proceeds from such offering, together with the proceeds of the issuance and sale by the Trust to the Company of its common securities (the “Trust Common Securities” and, together with the Trust Preferred Securities, the “Trust Securities”), in the LoTSSM (as defined herein).

Section 9.1 of the Indenture provides that the Company and the Trustee may, without the consent of any Holder, enter into a supplemental indenture to establish the form or terms of securities of any series as permitted by Section 2.1 or 3.1 thereof.

Pursuant to Sections 2.1 and 3.1 of the Indenture, the Company desires to provide for the establishment of a new series of Securities under the Indenture, the form and substance of such Securities and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this Third Supplemental Indenture.

The Company has delivered to the Trustee an Opinion of Counsel and an Officers’ Certificate pursuant to Section 9.3 of the Indenture to the effect that all conditions precedent provided for in the Indenture to the Trustee’s execution and delivery of this Third Supplemental Indenture have been complied with.

The Company has requested that the Trustee execute and deliver this Third Supplemental Indenture and satisfy all requirements necessary to make this Third Supplemental Indenture a valid instrument in accordance with its terms, and to make the LoTSSM, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company and all acts and things necessary have been done and performed to make this Third Supplemental Indenture enforceable in accordance with its terms, and the execution and delivery of this Third Supplemental Indenture has been duly authorized in all respects.

NOW, THEREFORE, THIS THIRD SUPPLEMENTAL INDENTURE WITNESSETH: For and in consideration of the premises and the purchase of the LoTSSM by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the LoTSSM, as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Definitions

For all purposes of this Third Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) Terms defined in the Indenture or the Trust Agreement (as defined herein) have the same meaning when used in this Third Supplemental Indenture unless otherwise specified herein.

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(b) The terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular.

(c) The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Third Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision, and any reference to an Article, Section or other subdivision refers to an Article, Section or other subdivision of this Third Supplemental Indenture.

(d) Any reference herein to “interest” includes any Additional Interest.

“APM Period” means, with respect to any Deferral Period, the period commencing on the earlier of (i) the first Interest Payment Date following the commencement of such Deferral Period on which the Company pays any current interest on the LoTSSM from any source of funds or (ii) the fifth anniversary of the commencement of the Deferral Period, and ending on the next Interest Payment Date on which the Company has raised an amount of Eligible Proceeds at least equal to the aggregate amount of accrued and unpaid deferred interest on the LoTSSM, and has paid such interest on the LoTSSM.

“Business Combination” means a merger, consolidation, amalgamation or conveyance, transfer or lease of assets substantially as an entirety by one Person to any other Person.

“Commercially Reasonable Efforts” to sell Qualifying Capital Securities means commercially reasonable efforts to complete the offer and sale of Qualifying Capital Securities to Persons other than Subsidiaries in public offerings or private placements. The Company will not be considered to have made Commercially Reasonable Efforts to effect a sale of Qualifying Capital Securities if it determines not to pursue or complete such sale due to pricing, coupon, dividend rate or dilution considerations.

“Common Stock” means the common stock of the Company.

“Common Equity Issuance Cap” has the meaning specified in Section 2.7(a).

“Company” has the meaning specified in the Recitals.

“Creditor” has the meaning specified in Section 4.1.

“Current Stock Market Price” means, with respect to Common Stock on any date, (i) the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions by the New York Stock Exchange or if Common Stock is not then listed on the New York Stock Exchange, as reported by the principal U.S. securities exchange on which Common Stock is traded or quoted on the relevant date, (ii) if Common Stock is not listed on any U.S. securities exchange on the relevant date the last quoted bid price for Common Stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization, or (iii) if Common Stock is not so quoted the average of the mid-point of the last bid and ask prices for Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

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“Deferral Period” means the period commencing on an Interest Payment Date with respect to which the Company elects to defer interest pursuant to Section 2.5 and ending on the earlier of (i) the tenth anniversary of that Interest Payment Date and (ii) the next Interest Payment Date on which the Company has paid the amount deferred, all deferred amounts with respect to any subsequent period and all other accrued and unpaid interest on the LoTSSM.

“Eligible Proceeds” means, for each relevant Interest Payment Date, the net proceeds (after deducting underwriters’ or placement agents’ fees, commissions or discounts and other expenses relating to the issuance or sale) the Company has received during the 180-day period prior to such Interest Payment Date from the issuance or sale of Qualifying APM Securities (in the case of Qualifying Preferred Stock, up to the Preferred Stock Issuance Cap) to Persons that are not the Company’s Subsidiaries.

“Extension Date” has the meaning specified in Section 2.2(b).

“Final Repayment Date” has the meaning specified in Section 2.2(b).

“Guarantee Agreement” means the Guarantee Agreement between the Company, as guarantor, and U.S. Bank National Association, as guarantee trustee, dated as of May 8, 2007.

“Indenture” has the meaning specified in the Recitals.

“Intent-Based Replacement Disclosure” has the meaning specified in the Replacement Capital Covenant.

“Interest Payment Date” has the meaning specified in Section 2.4.

“Interest Period” means the period from, and including, any Interest Payment Date (or, in the case of the first Interest Payment Date, May 8, 2007) to but excluding the next Interest Payment Date.

“Investment Company Event” means the receipt by the Trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the Trust Preferred Securities, there is more than an insubstantial risk that the Trust is or will be considered an “investment company” that is required to be registered under the Investment Company Act of 1940, as amended.

“LoTSSM” has the meaning specified in Section 2.1.

“Make-Whole Redemption Price” is equal to (x) 100% of the principal amount of the LoTSSM being redeemed or (y) if greater, the sum of the present values of the remaining scheduled payments of principal (discounted from June 15, 2012) and interest that would have been payable to and including June 15, 2012 (discounted from their respective Interest Payment Dates) on the LoTSSM to be redeemed (not including any portion of such payments of interest accrued to the Redemption Date) to the Redemption Date on a quarterly basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, as calculated by the Premium Calculation Agent, in each case plus accrued and unpaid interest to the Redemption Date.

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“Market Disruption Event” means, with respect to the issuance or sale of Qualifying Capital Securities pursuant to Section 2.2 or Qualifying APM Securities pursuant to Section 2.7, the occurrence or existence of any of the following events or sets of circumstances:

(i) Trading in securities generally (or in the Common Stock or Preferred Stock specifically) on the New York Stock Exchange or any other national securities exchange or over-the-counter market on which Common Stock or Preferred Stock is then listed or traded shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or market by the relevant exchange or by any other regulatory body or governmental body having jurisdiction, and the establishment of such minimum prices materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, Qualifying APM Securities or Qualifying Capital Securities, as the case may be;

(ii) The Company would be required to obtain the consent or approval of a regulatory body (including, without limitation, any securities exchange) or governmental authority to issue or sell Qualifying Capital Securities or Qualifying APM Securities, as the case may be, and such consent or approval has not yet been obtained notwithstanding the Company’s commercially reasonable efforts to obtain such consent or approval;

(iii) The number of shares of Common Stock necessary to raise sufficient proceeds to pay the deferred interest payments would exceed the Shares Available for Issuance and consent of the Company’s shareholders to increase the amount of authorized shares has not been obtained despite the Company having used commercially reasonable efforts to obtain such consent; provided that this Market Disruption Event will not relieve the Company of its obligation to issue the number of Shares Available for Issuance and to apply the proceeds thereof in partial payment of deferred interest;

(iv) A banking moratorium shall have been declared by the federal or state authorities of the United States and such moratorium materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, the Qualifying APM Securities or Qualifying Capital Securities, as the case may be;

(v) A material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States and such disruption materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, the Qualifying APM Securities or Qualifying Capital Securities, as the case may be;

(vi) The United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States, there shall have been a declaration of a national emergency or war by the United States or there shall have occurred any other national or international calamity or crisis and such event materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, the Qualifying APM Securities or Qualifying Capital Securities, as the case may be;

(vii) There shall have occurred such a material adverse change in general domestic or international economic, political or financial conditions, including without limitation as a result of terrorist activities, and such change materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, the Qualifying APM Securities or Qualifying Capital Securities, as the case may be;

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(viii) An event occurs and is continuing as a result of which the offering document for such offer and sale of Qualifying APM Securities or Qualifying Capital Securities, as the case may be, would, in the reasonable judgment of the Company, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and either (a) the disclosure of that event at such time, in the reasonable judgment of the Company, is not otherwise required by law and would have a material adverse effect on the business of the Company or (b) the disclosure relates to a previously undisclosed proposed or pending material business transaction, the disclosure of which would impede the ability of the Company to consummate such transaction, provided that no single suspension period contemplated by this paragraph (viii) shall exceed 90 consecutive days and multiple suspension periods contemplated by this paragraph (viii) shall not exceed an aggregate of 90 days in any 180-day period; or

(ix) The Company reasonably believes that the offering document for such offer and sale of Qualifying APM Securities or Qualifying Capital Securities, as the case may be, would not be in compliance with a rule or regulation of the Commission (for reasons other than those referred to in paragraph (viii) above) and the Company is unable to comply with such rule or regulation or such compliance is unduly burdensome, provided that no single suspension period contemplated by this paragraph (ix) shall exceed 90 consecutive days and multiple suspension periods contemplated by this paragraph (ix) shall not exceed an aggregate of 90 days in any 180-day period.

“Parity Securities” means debt securities or guarantees of the Company that rank upon liquidation on a parity with the LoTSSM, and includes the LoTSSM.

“Paying Agent” means, with respect to the LoTSSM, U.S. Bank National Association or any other Person authorized by the Company to pay the principal of or interest on the LoTSSM on behalf of the Company.

“Paying Agent Office” means the office of the applicable Paying Agent at which at any particular time its corporate agency business will principally be administered in a Place of Payment, which office at the date hereof in the case of U.S. Bank National Association, in its capacity as Paying Agent with respect to the LoTSSM under the Indenture, is located at 300 Delaware Avenue, 9th Floor, Wilmington, DE 19801, Attention: Corporate Trust Services Division.

“Permitted Remedies” has the meaning specified in the Replacement Capital Covenant.

“Preferred Stock” means the preferred stock of the Company.

“Preferred Stock Issuance Cap” has the meaning specified in Section 2.7(a).

“Premium calculation agent” means Wachovia Capital Markets, LLC, or if that firm is unwilling or unable to select the comparable treasury issue, an investment banking institution of national standing appointed by the Property Trustee after consultation with the Company.

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“Qualifying APM Securities” means Common Stock, Qualifying Preferred Stock and Qualifying Warrants.

“Qualifying Capital Securities” has the meaning specified in the Replacement Capital Covenant.

“Qualifying Preferred Stock” has the meaning specified in the Replacement Capital Covenant.

“Qualifying Replacement Capital Covenant” has the meaning specified in the Replacement Capital Covenant.

“Qualifying Warrants” means net share settled warrants to purchase Common Stock that (a) have an exercise price greater than the Current Stock Market Price and (b) the Company is not entitled to redeem for cash and the holders of which are not entitled to require it to repurchase for cash in any circumstances.

A “Rating Agency Event” means an amendment, clarification or change has occurred in the equity credit criteria for securities such as the LoTSSM of any nationally recognized statistical rating organization within the meaning of Rule 15c3-1 under the Exchange Act that then publishes a rating for the Company (in this definition, a “rating agency”), which amendment, clarification or change results in (i) the length of time for which such current criteria are scheduled to be in effect being shortened with respect to the LoTSSM or (ii) a lower equity credit being given to the Company than the then respective equity credit assigned by such rating agency on the date hereof.

“Repayment Date” means the Scheduled Maturity Date and each Interest Payment Date thereafter until the Company shall have repaid or redeemed all of the LoTSSM.

“Replacement Capital Covenant” means the Replacement Capital Covenant, dated as of May 8, 2007, by the Company, as the same may be amended or supplemented from time to time in accordance with the provisions thereof and Section 2.2(a)(vii).

“Responsible Officer” means, with respect to U.S. Bank National Association in its capacity as Paying Agent, any officer within the Corporate Trust Department (or any successor department, unit or division of U.S. Bank National Association) assigned to the Paying Agent Office of U.S. Bank National Association, in its capacity as Paying Agent, who has direct responsibility for the administration of the Paying Agent functions of the Indenture.

“Scheduled Maturity Date” has the meaning specified in Section 2.2(a).

“Securities Registrar” means, with respect to the LoTSSM, U.S. Bank National Association, or any other firm appointed by the Company, acting as securities registrar for the LoTSSM.

“Securities Registrar Office” means the office of the applicable Securities Registrar at which at any particular time its corporate agency business will principally be administered, which office at the date hereof in the case of U.S. Bank National Association, in its capacity as Securities Registrar under the Indenture, is located at 300 Delaware Avenue, 9th Floor, Wilmington, DE 19801, Attention: Corporate Trust Services Division.

“Shares Available for Issuance” will be determined, at any time, by (i) deducting from the number of authorized and unissued shares of Common Stock the maximum number of shares of Common Stock that can be issued under existing reservations and commitments under which the Company is able to determine such maximum number and (ii) allocating remaining authorized and unissued shares of Common Stock on

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a pro rata basis or such other basis as the Company determines is appropriate to the alternative payment mechanism described in Section 2.7 and to any other similar commitment that is of an indeterminate nature and under which the Company is then required to issue shares.

A “Supervisory Event” will commence on the date the Company has notified the Federal Reserve of its intention and affirmatively requested Federal Reserve approval both (1) to sell Qualifying APM Securities and (2) to apply the net proceeds of such sale to pay deferred interest on the LoTSSM, and the Company has been notified that the Federal Reserve disapproves of either of these actions. A Supervisory Event will cease on the Business Day following the earlier to occur of (i) the 10th anniversary of the commencement of any Deferral Period or (ii) the day on which the Federal Reserve notifies the Company in writing that it no longer disapproves of the Company’s intention to both (1) issue or sell Qualifying APM Securities and (2) apply the net proceeds from such sale to pay deferred interest on the LoTSSM.

“Tax Event” means that the Company has requested and received an opinion of counsel experienced in such matters to the effect that, as a result of any:

(i) amendment to or change (including any announced prospective change) in the laws or regulations of the United States or any political subdivision or taxing authority of or in the United States that is enacted or issued or becomes effective after the initial issuance of the Trust Preferred Securities;

(ii) proposed change in those laws or regulations that is announced after the initial issuance of the Trust Preferred Securities;

(iii) official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of the Trust Preferred Securities; or

(iv) threatened challenge asserted in connection with an audit of the Trust, the Company or its Subsidiaries, or a threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the LoTSSM or the Trust Preferred Securities;

there is more than an insubstantial increase in risk that:

(i) the Trust is or will be subject to United States federal income tax with respect to income received or accrued on the LoTSSM;

(ii) interest payable by the Company on the LoTSSM is not, or will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes; or

(iii) the Trust is or will be subject to more than a de minimis amount of other taxes, duties or other governmental charges.

“Third Supplemental Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more agreements supplemental hereto entered into pursuant to the applicable provisions hereof.

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“Trading Day” means a day on which Common Stock is traded on the New York Stock Exchange, or if not then listed on the New York Stock Exchange, a day on which Common Stock is traded or quoted on the principal U.S. securities exchange on which it is listed or quoted, or if not then listed or quoted on a U.S. securities exchange, a day on which Common Stock is quoted in the over-the-counter market.

“Treasury Rate” means the semi-annual equivalent yield to maturity of the Treasury Security that corresponds to the Treasury Price (calculated in accordance with standard market practice and computed as of the second trading day preceding the Redemption Date).

“Treasury Security” means the United States Treasury security that the Treasury Dealer determines would be appropriate to use, at the time of determination and in accordance with standard market practice, in pricing the LoTSsm being redeemed in a tender offer based on a spread to United States Treasury yields.

“Treasury Price” means the bid-side price for the Treasury Security as of the third trading day preceding the Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York on that trading day and designated “Composite 3:30 p.m. Quotations for U.S. Government Securities”, except that: (i) if that release (or any successor release) is not published or does not contain that price information on that trading day; or (ii) if the Treasury Dealer determines that the price information is not reasonably reflective of the actual bid-side price of the Treasury Security prevailing at 3:30 p.m., New York City time, on that trading day, then Treasury Price will instead mean the bid-side price for the Treasury Security at or around 3:30 p.m., New York City time, on that trading day (expressed on a next trading day settlement basis) as determined by the Treasury Dealer through such alternative means as the Treasury Dealer considers to be appropriate under the circumstances.

“Treasury Dealer” means U.S. Bank National Association (or its successor) or, if U.S. Bank National Association (or its successor) refuses to act as treasury dealer for this purpose or ceases to be a primary U.S. Government securities dealer, another nationally recognized investment banking firm that is a primary U.S. Government securities dealer specified by us for these purposes.

“Trust” has the meaning specified in the Recitals.

“Trust Agreement” means the Amended and Restated Trust Agreement, dated as of May 8, 2007, among the Company, as Sponsor of the Trust, U.S. Bank National Association, as the Property Trustee, U.S. Bank Trust National Association, as the Delaware Trustee, and the Administrative Trustees.

“Trust Common Securities” has the meaning specified in the Recitals.

“Trustee” has the meaning specified in the Recitals.

“Trust Preferred Securities” has the meaning specified in the Recitals.

“Trust Securities” has the meaning specified in the Recitals.

“Underwriting Agreement” means the Underwriting Agreement, dated as of May 1, 2007, among the Trust, the Company and the underwriters named therein.

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ARTICLE II

GENERAL TERMS AND CONDITIONS OF THE LOTSSM

Section 2.1. Designation, Principal Amount and Authorized Denomination

There is hereby authorized a series of Securities designated the Extendible Long Term Subordinated Notes (the “LoTSSM”), the amount of which to be issued will be as set forth in any Company Order for the authentication and delivery of LoTSSM pursuant to the Indenture. The denominations in which LoTSSM will be issuable are $25 principal amount and integral multiples thereof. The maximum aggregate principal amount of LoTSSM that may be authenticated and delivered under the Indenture and this Third Supplemental Indenture is $1,600,010,000 (except for LoTSSM authenticated and delivered upon registration of transfer of, or exchange for, or in lieu of, other LoTSSM pursuant to Section 3.4, 3.5, 3.6, 9.6 or 11.6 of the Indenture or Section 3.5 of this Third Supplemental Indenture).

Section 2.2. Repayment

(a) Scheduled Maturity Date.

(i) The principal amount of, and all accrued and unpaid interest on, the LoTSSM will be payable in full on June 15, 2047 or, if such day is not a Business Day, the following Business Day (the “Scheduled Maturity Date”); provided, however, that in the event the Company has delivered an Officers’ Certificate to the Trustee pursuant to clause (v) of this Section 2.2(a) in connection with the Scheduled Maturity Date, (x) the principal amount of LoTSSM payable on the Scheduled Maturity Date, if any, will be the principal amount set forth in the notice of repayment, if any, accompanying such Officers’ Certificate, (y) such principal amount of LoTSSM will be repaid on the Scheduled Maturity Date pursuant to Article III, and (z) subject to clause (ii) of this Section 2.2(a), the remaining LoTSSM will remain outstanding and will be payable on the immediately succeeding Interest Payment Date or such earlier date on which they are redeemed pursuant to Section 2.8 or become due and payable pursuant to Section 5.2 of the Indenture. The entire principal amount of the LoTSSM outstanding will be due and payable on the Scheduled Maturity Date in the event the Company does not deliver an Officers’ Certificate to the Trustee on or before the 10th Business Day immediately preceding the Scheduled Maturity Date.

(ii) In the event the Company has delivered an Officers’ Certificate to the Trustee pursuant to clause (v) of this Section 2.2(a) in connection with any Interest Payment Date after the Scheduled Maturity Date, the principal amount of LoTSSM repayable on such Interest Payment Date will be the principal amount set forth in the notice of repayment, if any, accompanying such Officers’ Certificate, and will be repaid on such Interest Payment Date pursuant to Article III, and the remaining LoTSSM will remain outstanding and will be payable on the immediately succeeding Interest Payment Date or such earlier date on which they are redeemed pursuant to Section 2.8 or will become due and payable pursuant to Section 5.2 of the Indenture. The entire principal amount of the LoTSSM outstanding will be due and payable on any Interest Payment Date after the Scheduled Maturity Date in the event the Company does not deliver an Officers’ Certificate to the Trustee on or before the 10th Business Day immediately preceding such Interest Payment Date.

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(iii) The obligation of the Company to repay the LoTSSM pursuant to this Section 2.2(a) on any date before the Final Repayment Date will be subject to (x) its obligations under Article XIII of the Indenture to the holders of Senior Debt and (y) its obligations under Section 2.5 with respect to the payment of deferred interest on the LoTSSM.

(iv) Until the LoTSSM are paid in full, the Company shall use Commercially Reasonable Efforts, subject to a Market Disruption Event:

(A) to raise sufficient net proceeds from the issuance of Qualifying Capital Securities during a 180-day period ending on the date, not more than 15 and not less than 10 Business Days before the Scheduled Maturity Date, on which the Company delivers the notice required by clause (v) of this Section 2.2(a) and Section 3.1, to permit repayment of the LoTSSM in full on the Scheduled Maturity Date pursuant to clause (i) of this Section 2.2(a); and

(B) if the Company is unable for any reason to raise sufficient proceeds from the issuance of Qualifying Capital Securities to permit repayment in full of the LoTSSM on the Scheduled Maturity Date (as required by clause (A) above) or any subsequent Interest Payment Date, to raise sufficient net proceeds from the issuance of Qualifying Capital Securities during a 90-day period ending on the date, not more than 15 and not less than 10 Business Days before the following Interest Payment Date, on which the Company delivers the notice required by clause (v) of this Section 2.2(a) and Section 3.1, to permit repayment of the LoTSSM in full on such following Interest Payment Date pursuant to clause (i)(z) of this Section 2.2(a).

(v) The Company shall, if it has not raised sufficient net proceeds from the issuance of Qualifying Capital Securities pursuant to clause (iv) of this Section 2.2(a) in connection with any Repayment Date, deliver an Officers’ Certificate to the Trustee (which the Trustee will promptly forward upon receipt to the Property Trustee) no more than 15 and no less than 10 Business Days in advance of such Repayment Date stating the amount of net proceeds, if any, raised pursuant to clause (iv) above in connection with such Repayment Date and the corresponding principal amount of the LoTSSM represented thereby. The Company will be excused from its obligation to use Commercially Reasonable Efforts to sell Qualifying Capital Securities pursuant to clause (iv) above if such Officers’ Certificate further certifies that: (A) a Market Disruption Event was existing during the 180-day period preceding the date of such Officers’ Certificate or, in the case of any Repayment Date after the Scheduled Maturity Date, the 90-day period preceding the date of such Officers’ Certificate; and (B) either (1) the Market Disruption Event continued for the entire 180-day period or 90-day period, as the case may be, or (2) the Market Disruption Event continued for only part of the period, but the Company was unable after Commercially Reasonable Efforts to raise sufficient net proceeds during the rest of that period to permit repayment of the LoTSSM in full pursuant to clause (iv) of this Section 2.2(a). Each Officers’ Certificate delivered pursuant to this clause (v), unless no principal amount of LoTSSM is to be repaid on the applicable Repayment Date, will be accompanied by a notice of repayment pursuant to Section 3.1 setting forth the principal amount of the LoTSSM to be repaid on such Repayment Date, if any, which amount will be determined after giving effect to clause (vi) of this Section 2.2(a).

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(vi) Payments in respect of the LoTSSM on any Repayment Date will be applied, first, to deferred interest to the extent of Eligible Proceeds raised pursuant to Section 2.7, second, to pay current interest to the extent not paid from other sources and, third, to repay the principal of the LoTSSM; provided that if the Company is obligated to sell Qualifying Capital Securities and make payments of principal on any outstanding securities in addition to the LoTSSM in respect thereof, then on any date and for any period such payments will be made first on any Parity Securities having an earlier scheduled maturity date than the LoTSSM and then on the LoTSSM and those other securities having the same scheduled maturity date as the LoTSSM pro rata in accordance with their respective outstanding principal amounts and no such payments will be made on any other securities having a later scheduled maturity date until the principal of the LoTSSM has been paid in full, except to the extent permitted under Section 2.6 and Section 2.7(c). If the Company raises less than $5 million of net proceeds from the sale of Qualifying Capital Securities during the relevant 180-day or 90-day period, the Company will not be required to repay any LoTSSM on the applicable Repayment Date. On the next Interest Payment Date as of which the Company has raised at least $5 million of net proceeds from the sale of Qualifying Capital Securities during the 180-day period preceding the applicable notice date (or, if shorter, the period since it last delivered to the trustee a notice of repayment of any principal amount of LoTSSM), it will be required to repay a principal amount of the LoTSSM equal to the entire net proceeds from the sale of Qualifying Capital Securities during such 180-day or shorter period together with accrued and unpaid interest thereon, subject in the case of deferred interest to Section 2.5(b).

(vii) The Company will not amend the Replacement Capital Covenant to impose additional restrictions on the type or amount of Qualifying Capital Securities that the Company may include for purposes of determining when repayment, redemption or purchase of the LoTSSM or the Trust Preferred Securities is permitted, except with the consent of holders of a majority by liquidation amount of the Trust Preferred Securities or, if the LoTSSM have been distributed by the Trust to the holders of the Trust Preferred Securities, a majority by principal amount of the LoTSSM. Except as aforesaid, the Company may amend or supplement the Replacement Capital Covenant in accordance with its terms and without the consent of the holders of the Trust Preferred Securities or the LoTSSM.

(b) Final Repayment Date. The principal of, and all accrued and unpaid interest on, all outstanding LoTSSM will be due and payable on the Final Repayment Date, regardless of the amount of Qualifying Capital Securities or Qualifying APM Securities the Company may have issued and sold by that time. Initially, the Final Repayment Date will be June 1, 2067. The Company may elect to extend the initial Final Repayment Date up to two times in ten-year increments on either or both of June 15, 2017 and June 15, 2027 (each such date, an “Extension Date”), and as a result the Final Repayment Date may be extended to June 1, 2077 (if the election is made on only one Extension Date) or June 1, 2087 (if the election is made on both Extension Dates), if all the following criteria are satisfied:

(i) On the applicable Extension Date the LoTSSM are rated at least Baa3 by Moody’s Investor Services or BBB- by either of Standard & Poor’s Ratings Services, a division of McGraw Hill, Inc., or Fitch Ratings or, if any of Moody’s Investor Services, Standard & Poor’s Ratings Services and Fitch Ratings (or their respective successors) is no longer in existence, the equivalent rating by any other nationally recognized statistical rating organization within the meaning of 15c3-1 under the Exchange Act of 1934, as amended.

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(ii) During the three years prior to the applicable Extension Date:

(A) no event of default has occurred or is occurring in respect of any payment obligation on, or financial covenant in, any of the Company’s then outstanding debt for money borrowed having an aggregate principal amount of $100 million or greater; and

(B) the Company did not have (and does not currently have) any outstanding deferred payments under any of its then outstanding Preferred Stock or debt for money borrowed.

From and after the applicable Extension Date the Final Repayment Date will be the Final Repayment Date as so extended, provided that if any date that would be the Final Repayment Date as determined pursuant to this Section 2.2(b) is not a Business Day, the Final Repayment Date will be the next following Business Day.

Section 2.3. Form

The LoTSSM will be issued in fully registered definitive form without interest coupons. Principal of and interest on the LoTSSM issued in definitive form will be payable, the transfer of such LoTSSM will be registrable and such LoTSSM will be exchangeable for LoTSSM bearing identical terms and provisions and notices and demands to or upon the Company in respect of the LoTSSM and the Indenture may be served at the Corporate Trust Office of the Trustee, and the Company appoints the Trustee as its agent for the foregoing purposes, provided that payment of interest may be made at the option of the Company by check mailed to the Holder at such address as will appear in the Securities Register or by wire transfer in immediately available funds to the bank account number of the Holder specified in writing by the Holder not less than 10 days before the relevant Interest Payment Date and entered in the Securities Register by the Securities Registrar, provided, further, that if the Property Trustee, on behalf of the Trust, is the sole Holder of the LoTSSM then payment of interest will be made by wire transfer in immediately available funds to a bank account number specified by the Property Trustee. The LoTSSM may be presented for registration of transfer or exchange at the Securities Registrar Office.

Section 2.4. Rate of Interest; Interest Payment Date

(a) Rate of Interest. The LoTSSM will bear interest at the rate of 6.375% per annum, from May 8, 2007 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, until the principal thereof is paid or made available for payment. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Accrued interest that is not paid on the applicable Interest Payment Date, including interest deferred pursuant to Section 2.5, will bear Additional Interest, to the extent permitted by law, at the rate of 6.375% per annum from the relevant Interest Payment Date, compounded on each subsequent Interest Payment Date.

(b) Interest Payment Date. Subject to the other provisions hereof, interest on the LoTSSM will be payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, commencing on September 15, 2007 (each such date, an “Interest Payment Date”).

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Section 2.5. Interest Deferral

(a) Option to Defer Interest Payments. The following provisions shall apply to the LoTSSM in lieu of Section 3.11 and the first paragraph of Section 10.7 of the Indenture:

(i) The Company will have the right at any time and from time to time, to defer the payment of interest on the LoTSSM for up to 40 consecutive Interest Periods; provided that no Deferral Period will extend beyond the Final Repayment Date or the earlier repayment or redemption in full of the LoTSSM. Upon termination of any Deferral Period and upon the payment of all deferred interest then due on any Interest Payment Date, the Company may elect to begin a new Deferral Period pursuant to this Section 2.5.

(ii) At the end of any Deferral Period, the Company will pay all deferred interest on the LoTSSM to the Persons in whose names the LoTSSM are registered in the Securities Register at the close of business on the Regular Record Date with respect to the Interest Payment Date at the end of such Deferral Period.

(iii) The Company may elect to pay interest on any Interest Payment Date during any Deferral Period to the extent permitted by Section 2.5(b).

(b) Payment of Deferred Interest. The Company will not pay deferred interest on the LoTSSM before the Final Repayment Date or at any time an Event of Default has occurred and is continuing from any source other than Eligible Proceeds. Notwithstanding the foregoing, (i) the Company may pay current interest during a Deferral Period or at any other time from any available funds and (ii) if a Supervisory Event has occurred and is continuing, then the Company may (but is not obligated to) pay deferred interest with cash from any source. In addition, if the Company sells Qualifying APM Securities pursuant to Section 2.7 but a Supervisory Event arises from the Federal Reserve disapproving the use of the proceeds to pay deferred interest, the Company may use the proceeds for other purposes and continue to defer interest on the LoTSSM.

(c) Business Combination Exception. If the Company is involved in a Business Combination where immediately after its consummation more than 50% of the voting stock of the Person formed by such Business Combination, or the Person that is the surviving entity of such Business Combination, or the Person to whom such properties and assets are conveyed, transferred or leased in such Business Combination, is owned by the shareholders of the other party to such Business Combination, then Section 2.5(b) and Section 2.7 will not apply to any Deferral Period that is terminated on the next Interest Payment Date following the date of consummation of such Business Combination (or if later, at any time within 90 days following the date of consummation of the Business Combination). The settlement of deferred interest, whether it occurs on an Interest Payment Date or another date will immediately terminate the Deferral Period. The Company will establish a Special Record Date for the payment of any deferred interest pursuant to this Section 2.5(c) on a date other than an Interest Payment Date.

(d) Notice of Deferral. The Company will give written notice of its election to begin or extend any Deferral Period, (x) if the Property Trustee, on behalf of the Trust, is the sole Holder of the LoTSSM, to the Property Trustee at least five Business Days before the earlier of (A) the next succeeding date on which the distributions on the Trust Preferred Securities are payable and (B) the date the Property Trustee is required to give notice to holders of the Trust Preferred Securities of the record or payment date for the related distribution, or (y) if the Property Trustee, on behalf of the Trust, is not the sole Holder of the LoTSSM, to Holders of the LoTSSM and the Trustee at least

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five Business Days before the next Interest Payment Date. Notice of the Company’s election of a Deferral Period will be given by the Property Trustee by first-class mail, postage prepaid, mailed not less than three Business Days after the Property Trustee receives written notice from the Company to each holder of Trust Securities at such holder’s address appearing in the Security Register.

Section 2.6. Dividend and Other Payment Stoppages during Deferral Period

(a) Dividend and Other Payment Stoppages. So long as any LoTSSM remain outstanding, if the Company has given notice of its election to defer interest payments on the LoTSSM but the related Deferral Period has not yet commenced or a Deferral Period is continuing, the Company will not, and will not permit any Subsidiary to:

(i) declare or pay any dividends or distributions, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of capital stock of the Company;

(ii) make any payment of principal of or interest or premium, if any, on or repay, purchase or redeem any Parity Securities or any debt securities of the Company that rank junior in interest upon liquidation to the LoTSSM; or

(iii) make any payments under any guarantee by the Company that ranks junior upon the Company’s liquidation to the Guarantee Agreement;

provided, however, the restrictions in clauses (i), (ii) and (iii) above do not apply to: (1) any purchase, redemption or other acquisition of shares of its capital stock by the Company in connection with (A) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more of its employees, officers, directors, consultants or independent contractors, (B) the satisfaction of the Company’s obligations pursuant to any contract entered into in the ordinary course before the beginning of the applicable Deferral Period, (C) a dividend reinvestment or shareholder purchase plan, or (D) the issuance of the Company’s capital stock, or securities convertible into or exercisable for such capital stock, as consideration in an acquisition transaction entered into before the applicable Deferral Period, (2) any exchange, redemption or conversion of any class or series of the Company’s capital stock, or the capital stock of one of its Subsidiaries, for any other class or series of its capital stock, or of any class or series of its indebtedness for any class or series of its capital stock, (3) any purchase of fractional interests in shares of the Company’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged, (4) any declaration of a dividend in connection with any shareholder rights plan, or the issuance of rights, stock or other property under any shareholder rights plan, or the redemption or purchase of rights pursuant thereto, (5) payments by the Company under any guarantee agreement executed for the benefit of the holders of the Trust Preferred Securities, (6) any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock, (7) any payment of current or deferred interest on Parity Securities that is made pro rata to the amounts due on such Parity Securities (including the LoTSSM), provided that such payments are made in accordance with Section 2.7(c) to the extent it applies, and any payments of deferred interest on Parity Securities outstanding on the date hereof that, if not made, would cause the Company to breach the terms of the instrument governing such Parity Securities, or (8) any payment of principal in respect of Parity Securities having an earlier scheduled maturity date than the LoTSSM or the same scheduled maturity date as the LoTSSM, as required under a provision of such other Parity Securities that is substantially the same as the provision described under Section 2.2, and, in the case of Parity Securities having the same scheduled maturity date as the LoTSSM, that is made on a pro rata basis among such Parity Securities (including the LoTSSM). The distribution restrictions and exceptions in this Section 2.6 will be in lieu of the distribution restrictions and exceptions in Section 3.11 of the Indenture.

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(b) Additional Limitation on Deferral Over One Year. If any Deferral Period lasts longer than one year, neither the Company nor any of its Subsidiaries will repurchase or acquire any securities ranking pari passu with or junior to any Qualifying APM Securities the proceeds of which were used to settle deferred interest during the relevant Deferral Period before the first anniversary of the date on which all deferred interest on the LoTSSM has been paid, subject to the exceptions listed in the proviso of Section 2.6(a). However, if the Company is involved in a Business Combination where immediately after its consummation more than 50% of the voting stock of the Person formed by such Business Combination, or the Person that is the surviving entity of such Business Combination, or the Person to whom such properties and assets are conveyed, transferred or leased in such Business Combination, is owned by the shareholders of the other party to such Business Combination, then the limitation set forth in this Section 2.6(b) will not apply to any Deferral Period that is terminated on the next Interest Payment Date following the date of consummation of such Business Combination.

Section 2.7. Alternative Payment Mechanism

(a) Obligation to Issue Qualifying APM Securities. During the APM Period, the Company shall, subject to the occurrence and continuation of a Supervisory Event or a Market Disruption Event as described under Section 2.7(b) and subject to Section 2.5(c), issue one or more types of Qualifying APM Securities until the Company has raised an amount of Eligible Proceeds at least equal to the aggregate amount of accrued and unpaid deferred interest on the LoTSSM and applied such Eligible Proceeds on the next Interest Payment Date to the payment of deferred interest in accordance with Section 2.6, provided that:

(i) the foregoing obligations will not apply to the extent that, with respect to deferred interest attributable to the first five years of any Deferral Period, the net proceeds of any issuance of Common Stock (or Qualifying Warrants if the definition of Qualifying APM Securities has been modified to exclude Common Stock) applied during such Deferral Period to pay interest on the LoTSSM pursuant to this Section 2.7, together with the net proceeds of all prior issuances of Common Stock and Qualifying Warrants so applied, would exceed an amount equal to 2% of the product of the average of the Current Stock Market Prices of the Common Stock on the 10 consecutive Trading Days ending on the second Trading Day immediately preceding the date of issuance multiplied by the total number of issued and outstanding shares of Common Stock as of the date of the Company’s then most recent publicly available consolidated financial statements (the “Common Equity Issuance Cap”); provided that the Common Equity Issuance Cap will cease to apply after the ninth anniversary of the commencement of any Deferral Period, at which point the Company must pay any deferred interest regardless of the time at which it was deferred, pursuant to this Section 2.7, subject to any Supervisory Event or Market Disruption Event; and provided, further, that if the Common Equity Issuance Cap is reached during a Deferral Period and the Company subsequently repays all deferred interest, the Common Equity Issuance Cap will cease to apply at the termination of such Deferral Period and will not apply again unless and until the Company starts a new Deferral Period; and

(ii) the foregoing obligations will not apply to the extent that the net proceeds of any issuance of Qualifying Preferred Stock applied to pay interest on the LoTSSM

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pursuant to this Section 2.7, together with the net proceeds of all prior issuances of Preferred Stock so applied during the current and all prior Deferral Periods, would exceed 25% of the aggregate principal amount of the LoTSSM issued under the Indenture (the “Preferred Stock Issuance Cap”).

For the avoidance of doubt, (x) once the Company reaches the Common Equity Issuance Cap for a Deferral Period, the Company will not be required to issue more Common Stock (or Qualifying Warrants if the definition of Qualifying APM Securities has been modified to exclude Common Stock) with respect to deferred interest attributable to the first five years of such Deferral Period pursuant to this Section 2.7, even if the amount referred to in clause (i) of this Section 2.7 subsequently increases because of a subsequent increase in the Current Stock Market Price of Common Stock or the number of outstanding shares of Common Stock, and (y) so long as the definition of Qualifying APM Securities has not been amended to eliminate Common Stock, the sale of Qualifying Warrants to pay deferred interest is an option that may be exercised at the Company’s sole discretion and the Company is not obligated to sell Qualifying Warrants or to apply the proceeds of any such sale to pay deferred interest on the LoTSSM, and no class of investors of the Company’s securities, or any other party, may require the Company to issue Qualifying Warrants. The Company will be required to use commercially reasonable efforts, subject to the Common Equity Issuance Cap, to set the terms of the Qualifying Warrants so as to raise sufficient proceeds from their issuance to pay all deferred interest on the LoTSSM in accordance with Section 2.7.

(b) Market Disruption Event and Supervisory Event. Section 2.7(a) will not apply with respect to any Interest Payment Date if the Company shall have provided to the Trustee (and to the Property Trustee to the extent the Trust is the sole Holder of the LoTSSM) no more than 15 and no less than 10 Business Days before such Interest Payment Date an Officers’ Certificate stating that (i) a Market Disruption Event was existing after the immediately preceding Interest Payment Date and (ii) either (x) the Market Disruption Event continued for the entire period from the Business Day immediately following the preceding Interest Payment Date to the Business Day immediately preceding the date on which such Officers’ Certificate is provided or (y) the Market Disruption Event continued for only part of such period but the Company was unable to raise sufficient Eligible Proceeds during the rest of that period to pay all accrued and unpaid interest due on the Interest Payment Date with respect to which such Officers’ Certificate is being delivered. Section 2.7(a) will not apply with respect to any Interest Payment Date if the Company shall have provided to the Trustee (and to the Property Trustee to the extent the Trust is the sole Holder of the LoTSSM) on or before such Interest Payment Date an Officers’ Certificate stating that (i) a Supervisory Event was existing after the immediately preceding Interest Payment Date and (ii) either (x) the Supervisory Event prevented the sale of Qualifying APM Securities for the entire period from the Business Day immediately following the preceding Interest Payment Date to the Business Day immediately preceding the date on which such Officers’ Certificate is provided or (y) the Supervisory Event prevented the sale of Qualifying APM Securities for only part of such period but the Company was unable to raise sufficient Eligible Proceeds during the rest of that period to pay all accrued and unpaid interest due on the Interest Payment Date with respect to which such Officers’ Certificate is being delivered or (z) the Supervisory Event prevents the Company from applying the net proceeds of sales of Qualifying APM Securities to pay deferred interest on such Interest Payment Date.

(c) Partial Payment of Deferral Interest.

(i) If the Company has raised some but not all Eligible Proceeds necessary to pay all deferred interest on any Interest Payment Date pursuant to this Section 2.7, such

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Eligible Proceeds will be allocated to pay accrued and unpaid interest on the applicable Interest Payment Date in chronological order based on the date each payment was first deferred, subject to the Common Equity Issuance Cap and the Preferred Stock Issuance Cap, and payment on each installment of deferred interest will be distributed to Holders on a pro rata basis.

(ii) If the Company has outstanding Parity Securities under which it is obligated to sell securities that are Qualifying APM Securities and apply the net proceeds to the payment of deferred interest or distributions, then on any date and for any period the amount of net proceeds received by the Company from those sales and available for payment of the deferred interest and distributions will be applied to the LoTSSM and those other Parity Securities on a pro rata basis up to the Common Equity Issuance Cap or the Preferred Stock Issuance Cap (or comparable provisions in the instruments governing those other Parity Securities) in proportion to the total amounts of accrued and unpaid interest that are due on the LoTSSM and such other Parity Securities at such time, or on such other basis as the Federal Reserve may approve.

(d) Qualifying APM Securities Definition Change. The Company shall send written notice to the Trustee (which notice the Trustee will promptly forward upon receipt to the Administrative Trustees, who shall forward such notice to each holder of record of Trust Preferred Securities) in advance of any change in the definition of Qualifying APM Securities to eliminate Common Stock or Qualifying Warrants.

Section 2.8. Redemption of the LoTSSM

(a) Redemption. Section 11.7 of the Indenture shall not apply to the LoTSSM. The LoTSSM shall be redeemable, in whole or in part, at the Company’s option at any time on or after June 15, 2012, including on or after the Scheduled Maturity Date, or in whole but not in part after the occurrence of a Tax Event, Capital Treatment Event, Investment Company Event or Rating Agency Event. The redemption price of the LoTSSM will be equal to (i) 100% of the principal amount of the LoTSSM being redeemed plus accrued and unpaid interest to the Redemption Date or (ii) in the case of a redemption after the occurrence of a Rating Agency Event, the Make-Whole Redemption Price. The Company will notify the Trust of the Make-Whole Redemption Price (if applicable) promptly after the calculation thereof and the Trust will have no responsibility for calculating the Make-Whole Redemption Price. The Company may not redeem the LoTSSM in part if the principal amount of the LoTSSM has been accelerated and such acceleration has not been rescinded unless all accrued and unpaid interest including deferred interest has been paid in full on all outstanding LoTSSM for all Interest Periods terminating on or before the Redemption Date.

(b) Sinking Fund. The LoTSSM are not entitled to any sinking fund payments or similar provisions.

Section 2.9. Events of Default

(a) The default in the payment of interest, including Additional Interest, in full on the LoTSSM for a period of 30 days after the conclusion of a 10-year Deferral Period following the commencement of any Deferral Period shall be an Event of Default with respect to the LoTSSM.

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(b) Sections 5.1(1) through 5.1(3) of the Indenture will not apply to the LoTSSM, and the occurrence of an event described therein will not be an Event of Default with respect to the LoTSSM.

(c) So long as any LoTSSM are held by or on behalf of the Trust, the Trustee will provide to the holders of the Trust Preferred Securities such notices as it will from time to time provide under Section 6.2 of the Indenture. In addition, the Trustee will provide to the holders of the Trust Preferred Securities notice of any Event of Default or event that, with the giving of notice or lapse of time, or both, would become an Event of Default with respect to the LoTSSM within 30 days after the actual knowledge of a Responsible Officer of the Trustee of such Event of Default or other event.

(d) For the avoidance of doubt, and without prejudice to any other remedies that may be available to the Trustee, the Holders of the LoTSSM or the holders of the Trust Preferred Securities under the Indenture, no breach by the Company of any covenant or obligation under the Indenture or the terms of the LoTSSM will be an Event of Default with respect to the LoTSSM other than those specified as Events of Default in Sections 5.1(4) through (7) of the Indenture and Section 2.9(a).

Section 2.10. Securities Registrar; Paying Agent; Delegation of Trustee Duties

(a) The Company appoints U.S. Bank National Association as Securities Registrar and Paying Agent with respect to the LoTSSM.

(b) Notwithstanding any provision contained herein, to the extent permitted by applicable law, the Trustee may delegate its duty to provide such notices and to perform such other duties as may be required to be provided or performed by the Trustee under the Indenture, and, to the extent such obligation has been so delegated, the Trustee will not be responsible for monitoring the compliance of, nor be liable for the default or misconduct of, any such designee.

Section 2.11. Obligation to Seek Shareholder Approval to Increase Authorized Shares

(a) Obligation to Seek Shareholder Approval. The Company will use commercially reasonable efforts to seek shareholder approval to amend its articles of incorporation to increase the number of its authorized shares if, at any date, the Shares Available for Issuance fall below the greater of (i) [•] million shares, or if Wachovia has amended the definition of “qualifying APM securities” to eliminate common stock, [•] million shares (as adjusted for any stock split, reverse stock split, stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction) and (ii) three times the number of shares that the Company would need to issue to raise sufficient proceeds to pay (assuming a price per share equal to the average trading price of the shares over the 10 Trading Day period preceding such date) (x) any then outstanding deferred interest on the LoTSSM plus (y) twelve additional months of deferred interest on the LoTSSM. If the Trust issues additional Trust Preferred Securities after the Time of Delivery (as defined in the Trust Agreement) pursuant to Section 5.3 of the Trust Agreement, the number of shares referred to under clause (i) above will be increased proportionately to the number of such additional Trust Preferred Securities.

(b) Amendment to Shares Available for Issuance Provisions. (i) The Company may modify the definition of Shares Available for Issuance and the related provisions hereof without the consent of holders of the Trust Preferred Securities or LoTSSM; provided that (i) the Company has

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determined, in its reasonable discretion, that such modification is not materially adverse to such holders, (ii) the rating agencies then rating the Trust Preferred Securities confirm the then current ratings of the Trust Preferred Securities, and (iii) the number of Shares Available for Issuance after giving effect to such modification will not fall below the then applicable threshold set forth in Section 2.11(a) above.

Section 2.12. Limitation on Claims for Deferred Interest in the Event of Bankruptcy, Insolvency or Receivership

Each Holder, by such Holder’s acceptance of the LoTSSM, agrees that if a Bankruptcy Event of the Company will occur before the redemption or repayment of such LoTSSM, such Holder will have no claim for, and thus no right to receive, any deferred interest pursuant to Section 2.5 that has not been paid pursuant to Sections 2.5 and 2.7 to the extent the amount of such interest exceeds the sum of (x) two years of accumulated and unpaid interest on such Holder’s LoTSSM and (y) an amount equal to such Holder’s pro rata share of the excess, if any, of the Preferred Stock Issuance Cap over the aggregate amount of net proceeds from the sale of Qualifying Preferred Stock that the Company has applied to pay such deferred interest pursuant to the Alternative Payment Mechanism. Each Holder of LoTSSM is deemed to agree, however, that, to the extent the claim for such deferred interest exceeds the amount set forth in clause (x), the amount it receives in respect of such excess shall not exceed the amount it would have received had the claim for such excess ranked pari passu with the interests of the Holders, if any, of Qualifying Preferred Stock.

Section 2.13. Unconditional Right of Holders to Receive Principal, Premium and Interest; Direct Action by Holders of Trust Preferred Securities.

Section 5.8 of the Indenture will not apply to the LoTSSM.

Notwithstanding any other provision in the Indenture, each Holder of the LoTSSM shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 3.7 of the Indenture) interest (including any Additional Interest) on the LoTSSM on the Final Repayment Date (or, in the case of redemption or repayment, on the Redemption Date or the Repayment Date, as the case may be) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder. So long as any LoTSSM are held by or on behalf of the Trust, any holder of the Trust Preferred Securities issued by the Trust shall have the right, upon (i) the breach by the Company of its obligations under Section 2.2(a)(iv) to issue Qualifying Capital Securities or Section 2.7(a) to issue Qualifying APM Securities or (ii) the occurrence of an Event of Default described in Section 2.9(a), to institute a suit directly against the Company (a) in the case of (i) above, to enforce such obligations or for such other remedies as may be available and (b) in the case of (ii) above, for enforcement of payment to such Holder of principal of (premium, if any) and (subject to Section 3.7 of the Indenture) interest (including any Additional Interest) on the LoTSSM having a principal amount equal to the aggregate Liquidation Amount (as defined in the Trust Agreement) of such Trust Preferred Securities.

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ARTICLE III

REPAYMENT OF LOTSSM

Section 3.1. Repayments

The Company will, not less than 15 nor more than 10 Business Days before each Repayment Date (unless a shorter notice will be satisfactory to the Trustee), notify the Trustee of the principal amount of LoTSSM to be repaid on such date pursuant to Section 2.2(a).

Section 3.2. Selection of the LoTSSM to be Repaid

If less than all the LoTSSM are to be repaid on any Repayment Date (unless the LoTSSM are issued in the form of a Global Security or held by the Property Trustee), the particular LoTSSM to be repaid will be selected not more than 60 days before such Repayment Date by the Trustee, from the Outstanding LoTSSM not previously repaid or called for redemption, by lot or such other method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of a portion of the principal amount of any LoTSSM; provided that the portion of the principal amount of any LoTSSM not repaid will be in an authorized denomination (which will not be less than the minimum authorized denomination).

The Trustee shall promptly notify the Company in writing of the LoTSSM selected for partial repayment and the principal amount thereof to be repaid. For all purposes hereof, unless the context otherwise requires, all provisions relating to the repayment of LoTSSM will relate, in the case of any LoTSSM repaid or to be repaid only in part, to the portion of the principal amount of such LoTSSM that has been or is to be repaid. LoTSSM registered in the name of the Company, any Affiliate or any Subsidiary thereof will not be included in the LoTSSM selected for repayment except to the extent no other LoTSSM remain or would remain outstanding.

Section 3.3. Notice of Repayment

Notice of repayment will be given by first-class mail, postage prepaid, mailed not earlier than the 15th, and not later than the 10th, Business Day before the Repayment Date, to each Holder of LoTSSM to be repaid, at the address of such Holder as it appears in the Security Register.

Each notice of repayment will identify the LoTSSM to be repaid (including CUSIP number, if a CUSIP number has been assigned to the LoTSSM) and will state:

(a) the Repayment Date;

(b) if less than all Outstanding LoTSSM are to be repaid, the identification (and, in the case of partial repayment, the respective principal amounts) of the particular LoTSSM to be repaid;

(c) that on the Repayment Date, the principal amount of the LoTSSM to be repaid will become due and payable upon each such LoTSSM or portion thereof, and that interest thereon, if any, will cease to accrue on and after said date; and

(d) the place or places where such LoTSSM are to be surrendered for payment of the principal amount thereof.

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Notice of repayment will be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company and will be irrevocable. The notice if mailed in the manner herein provided will be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, a failure to give such notice by mail or any defect in the notice to the Holder of any LoTSSM designated for repayment as a whole or in part will not affect the validity of the proceedings for the repayment of any other LoTSSM.

Section 3.4. Deposit of Repayment Amount

Before 10:00 a.m. New York City time on the Repayment Date specified in the notice of repayment given as provided in Section 3.3, the Company will deposit with the Trustee or with one or more Paying Agents (or if the Company is acting as its own Paying Agent, the Company will segregate and hold in trust as provided in Section 10.3 of the Indenture) an amount of money sufficient to pay the principal amount of, and any accrued interest on, all the LoTSSM that are to be repaid on that date.

Section 3.5. Repayment of LoTSSM

If any notice of repayment has been given as provided in Section 3.3, the LoTSSM or portion of the LoTSSM with respect to which such notice has been given will become due and payable on the date and at the place or places stated in such notice. On presentation and surrender of such LoTSSM at a Place of Payment in said notice specified, the said securities or the specified portions thereof will be paid by the Company at their principal amount, together with accrued interest to the Repayment Date; provided that, except in the case of a repayment in full of all Outstanding LoTSSM, installments of interest whose Stated Maturity is on or before the Repayment Date will be payable to the Holders of such LoTSSM, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Dates according to their terms and the provisions of Section 3.7 of the Indenture.

Upon presentation of any LoTSSM repaid in part only, the Company will execute and the Trustee will authenticate and make available for delivery to the Holder thereof, at the expense of the Company, a new LoTSSM, of authorized denominations, in aggregate principal amount equal to the portion of the LoTSSM not repaid and so presented and having the same Scheduled Maturity Date and other terms. If a Global Security is so surrendered, such new LoTSSM will also be a new Global Security.

If any LoTSSM required to be repaid will not be so repaid upon surrender thereof, the principal of such LoTSSM will, until paid, bear interest from the applicable Repayment Date at the rate prescribed therefore in the LoTSSM.

ARTICLE IV

EXPENSES

Section 4.1. Expenses

In connection with the offering, sale and issuance of the LoTSSM to the Property Trustee on behalf of the Trust and in connection with the sale of the Trust Securities by the Trust, the Company, in its capacity as borrower with respect to the LoTSSM, will:

(a) pay, and reimburse the Trust in full for, all costs and expenses relating to the offering, sale and issuance of the LoTSSM, including commissions to the underwriters payable pursuant to the Underwriting Agreement and compensation and indemnification of the Trustee under this Third Supplemental Indenture in accordance with the provisions of this Third Supplemental Indenture;

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(b) be responsible for and will pay, and reimburse the Trust in full for, all debts and obligations (except for any amounts owed to holders of the LoTSSM in their respective capacities as holders) and all costs and expenses of the Trust (including, but not limited to, costs and expenses relating to the organization, maintenance and dissolution of the Trust), the offering, sale and issuance of the Trust Securities (including commissions to the underwriters in connection therewith), the indemnities, fees and expenses (including reasonable counsel fees and expenses) of the Property Trustee, the Delaware Trustee, the Administrative Trustees, the Securities Registrar and the Paying Agent, the costs and expenses relating to the operation of the Trust, including, without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the acquisition, financing, and disposition of Trust assets and the enforcement by the Property Trustee of the rights of the Holders of the LoTSSM; and

(c) pay, and reimburse the Trust in full for, any and all taxes (other than United States withholding taxes attributable to the Trust or its assets) and all liabilities, costs and other expenses with respect to such taxes of the Trust.

Such payment obligation includes any such costs, expenses or liabilities of the Trust that are required by applicable law to be satisfied in connection with a dissolution of the Trust.

Notwithstanding any provision contained herein, Section 10.6 of the Indenture will not apply for the purposes of the LoTSSM.

The Company’s obligations under this Section 4.1 will be for the benefit of, and will be enforceable by, any Person to whom such debts, obligations and costs are owed (a “Creditor”) whether or not such Creditor has received notice hereof. Any such Creditor may enforce the Company’s obligations under this Section 4.1 directly against the Company and the Company irrevocably waives any right or remedy to require that any such Creditor take any action against the Trust or any other Person before proceeding against the Company. The Company agrees to execute such additional agreements as may be necessary or desirable in order to give full effect to the provisions of this Section 4.1.

ARTICLE V

FORM OF LOTSSM

Section 5.1. Form of LoTSSM

The LoTSSM are to be substantially in the following form and will bear any legend required by Section 2.4 of the Indenture and include the Trustee’s certificate of authentication in the form required by Section 2.5 of the Indenture:

No. Issue Date:	Principal Amount: $

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WACHOVIA CORPORATION

6. 375% EXTENDIBLE LONG TERM SUBORDINATED NOTES

WACHOVIA CORPORATION, a corporation organized and existing under the laws of North Carolina (hereinafter called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to             , or registered assigns, the principal sum of              ($            ) and all accrued and unpaid interest thereof on June 1, 2067, or if such day is not a Business Day, the following Business Day (the “Final Repayment Date”). The Company may elect to extend the Final Repayment Date one or two times in ten-year increments on either or both of June 15, 2017 and June 15, 2027 (each such date, an “Extension Date”), if certain conditions are met as set forth in Section 2.2(b) of the Third Supplemental Indenture hereinafter referred to, and as a result the Final Repayment Date of the Security may be extended to June 1, 2077 (if the election is made on only one Extension Date) or June 1, 2087 (if the election is made on both Extension Dates).

The Company further promises to pay interest on said principal sum from and including May 8, 2007, or from and including the most recent Interest Payment Date on which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on March 15, June 15, September 15 and December 15 of each year (each such date, an “Interest Payment Date”), commencing September 15, 2007, at the rate of 6.375% per annum (computed on the basis of a 360-day year comprised of twelve 30-day months), plus Additional Interest, if any, until the principal hereof is paid or duly provided for or made available for payment. Accrued interest that is not paid on the applicable Interest Payment Date, including interest deferred pursuant to Section 2.5 of the Third Supplemental Indenture, will bear Additional Interest, to the extent permitted by law, at the rate of 6.375% per annum, from the relevant Interest Payment Date, compounded on each subsequent Interest Payment Date. In the event that any date on which interest is payable on this Security is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable. A “Business Day” will mean any day other than a Saturday, Sunday, or any other day on which banking institutions and trust companies in New York, New York, Wilmington, Delaware or Charlotte, North Carolina, are permitted or required by any applicable law to close. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest installment, which will be the date that is the last day of the month immediately preceding the month in which such Interest Payment Date falls (whether or not a Business Day). Any such interest installment not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof will be given to Holders of Securities of this series not less than 10 days before such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

So long as no Event of Default has occurred and is continuing, the Company has the right at any time or from time to time during the term of this Security to defer payment of interest on this Security for up to 40 consecutive interest payment periods; provided, however, that no Deferral Period will extend beyond the Final Repayment Date or the earlier repayment or redemption in full of the Securities. Upon the

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termination of any Deferral Period and upon the payment of all deferred interest then due, the Company may elect to begin a new Deferral Period, subject to the above requirements. Except as provided in Section 2.7 of the Third Supplemental Indenture, no interest will be due and payable during an Deferral Period except at the end thereof.

So long as any Securities remain outstanding, if the Company has given notice of its election to defer interest payments on the Securities but the related Deferral Period has not yet commenced or a Deferral Period is continuing, the Company will not, and will not permit any Subsidiary of the Company to, (i) declare or pay any dividends or distributions, or redeem, purchase, acquire or make a liquidation payment with respect to any shares of the Company’s capital stock, (ii) make any payment of principal of or interest or premium, if any, on or repay, purchase or redeem any debt securities or guarantees of the Company that rank upon the Company’s liquidation on a parity with this Security (including this Security, the “Parity Securities“), or any debt securities ranking junior in interest to this Security (except for partial payments of interest with respect to the Security) or (iii) make any payments under any guarantee by the Company that ranks junior to the Guarantee Agreement (other than (a) any purchase, redemption or other acquisition of shares of the Company’s capital stock in connection with (1) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more of its employees, officers, directors, consultants or independent contractors, (2) the satisfaction of the Company’s obligations pursuant to any contract entered into in the ordinary course before the beginning of the Deferral Period, (3) a dividend reinvestment or stockholder purchase plan, or (4) the issuance of the Company’s capital stock, or securities convertible into or exercisable for such capital stock, as consideration in an acquisition transaction entered into before the applicable Deferral Period; (b) any exchange, redemption or conversion of any class or series of the Company’s capital stock, or the capital stock of one of its subsidiaries, for any other class or series of the Company’s capital stock, or any class or series of the Company’s indebtedness for any class or series of its capital stock; (c) any purchase of fractional interests in shares of the Company’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged; (d) any declaration of a dividend in connection with any rights plan, or the issuance of rights, stock or other property under any rights plan, or the redemption or purchase of rights pursuant thereto; (e) payments under any Wachovia Guarantee executed for the benefit of the holders of the Trust Preferred Securities; (f) any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock); (g) any payment of current or deferred interest on Parity Securities that is made pro rata to the amounts due on such Parity Securities (including this Security), provided that such payments are made in accordance with Section 2.7(c) of the Third Supplemental Indenture to the extent it applies, and any payments of deferred interest on Parity Securities outstanding on the date hereof that, if not made, would cause the Company to breach the terms of the instrument governing such Parity Securities, or (h) any payment of principal in respect of Parity Securities having an earlier scheduled maturity date than this Security or the same scheduled maturity date as this Security, as required under a provision of such Parity Securities that is substantially the same as the provision described in Section 2.2 of the Third Supplemental Indenture, and , in the case of Parity Securities having the same scheduled maturity date as this Security that is made on a pro rata basis among one or more series of Parity Securities having such a provision). ). The distribution restrictions and exceptions in Section 2.6 of the Third Supplemental Indenture will be in lieu of the distribution restrictions and exceptions in Section 3.11 of the Indenture. If any Deferral Period lasts longer than one year, neither the Company nor any of its Subsidiaries will repurchase or acquire any securities ranking pari passu with or junior to any Qualifying APM Securities the proceeds of which were used to settle deferred interest during the relevant Deferral Period before the first anniversary of the date on which all deferred interest on the LoTSSM has been paid, subject to the exceptions listed in the proviso of Section 2.6(a) of the Third Supplemental Indenture. However, if the Company is involved in a Business Combination where

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immediately after its consummation more than 50% of the voting stock of the Person formed by such Business Combination, or the Person that is the surviving entity of such Business Combination, or the Person to whom such properties and assets are conveyed, transferred or leased in such Business Combination, is owned by the shareholders of the other party to such Business Combination, then the limitation set forth in the Section 2.6(b) of the Third Supplemental Indenture will not apply to any Deferral Period that is terminated on the next Interest Payment Date following the date of consummation of such Business Combination.

The Company will give written notice of its election to begin or extend any Deferral Period, (x) if the Property Trustee, on behalf of the Trust, is the sole holder of the Securities, to the Property Trustee at least five Business Days before the earlier of (A) the next succeeding date on which the distributions on the Trust Preferred Securities are payable and (B) the date the Property Trustee is required to give notice to holders of the Trust Preferred Securities of the record or payment date for the related distribution, or (y) if the Property Trustee, on behalf of the Trust, is not the sole Holder of the Securities, to Holders of the Securities and the Trustee at least five Business Days before the next Interest Payment Date. Notice of such election will be given by the Property Trustee by first-class mail, postage prepaid, mailed not less than three Business Days after the Property Trustee receives written notice from the Company to each holder of Trust Securities at such holder’s address appearing in the Security Register.

Payment of the principal of and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the United States, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made (i) by check mailed to the address of the Person entitled thereto as such address will appear in the Securities Register or (ii) by wire transfer in immediately available funds at the bank account number as may be designated by the Person entitled thereto as specified in the Securities Register in writing not less than ten days before the relevant Interest Payment Date.

The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Debt, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and will be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions will for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security will not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

WACHOVIA CORPORATION

By:
PRESIDENT OR VICE PRESIDENT

Attest:

SECRETARY OR ASSISTANT SECRETARY

(FORM OF REVERSE OF LoTSSM)

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under the Indenture, dated as of February 1, 2006 (herein called the “Base Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as amended and supplemented by the Third Supplemental Indenture, dated as of May 8, 2007, between the Company and the Trustee (the “Third Supplemental Indenture”, and together with the Base Indenture, the “Indenture”), to which Indenture and all other indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. By the terms of the Indenture, the Securities are issuable in series that may vary as to amount, date of maturity, rate of interest, rank and in any other respect provided in the Indenture.

All terms used in this Security that are defined in the Indenture or in the Amended and Restated Trust Agreement, dated as of May 8, 2007, as amended (the “Trust Agreement”), for Wachovia Capital Trust IX among Wachovia Corporation, as Sponsor, U.S. Bank National Association, as the Property Trustee, U.S. Bank Trust National Association, as the Delaware Trustee, and the Administrative Trustees, will have the meanings assigned to them in the Indenture or the Trust Agreement, as the case may be.

This Security will be redeemable at the option of the Company in accordance with the terms of the Indenture. In particular, this Security is redeemable at a Redemption Price equal to 100% of its principal amount plus accrued and unpaid interest to the Redemption Date (i) in whole or in part at the option of the Company at any time on or after June 15, 2012 and (ii) in whole but not in part at any time after the occurrence of and during the continuation of a Tax Event, a Rating Agency Event, an Investment Company Event or a Capital Treatment Event. Securities of this series shall be subject to partial redemption only in the amount of $25 or integral multiples thereof.

No sinking fund is provided for the Securities.

The Indenture contains provisions for satisfaction and discharge of the entire indebtedness of this Security upon compliance by the Company with certain conditions set forth in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee at any time to enter into a supplemental indenture or indentures for the purpose of modifying in any manner the rights and obligations of the Company and of the Holders of the Securities, with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities to be affected by such supplemental indenture. The Indenture also contains provisions permitting Holders of specified

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percentages in principal amount of the Securities at the time Outstanding, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security will be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, if an Event of Default (other than an Event of Default specified in Section 5.1(4) or 5.1(6) of the Base Indenture) with respect to the Securities at the time Outstanding occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities may declare the entire principal amount and all accrued but unpaid interest of all the Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders); provided that, in the case of the Securities issued to and held by Wachovia Capital Trust IX, or any trustee thereof or agent therefor, if upon an Event of Default, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities fails to declare the entire principal and all accrued but unpaid interest of all the Securities to be immediately due and payable, the holders of at least 25% in aggregate Liquidation Amount of the Trust Preferred Securities then outstanding shall have such right by a notice in writing to the Company and the Trustee; and upon any such declaration the principal amount of and the accrued but unpaid interest (including any Additional Interest); and on all the Securities will become immediately due and payable; provided that the payment of principal and interest (including any Additional Interest) on such Securities will remain subordinated to the extent provided in Article XIII of the Base Indenture.

So long as any Securities are held by or on behalf of Wachovia Capital Trust IX, any holder of the Trust Preferred Securities issued by the Wachovia Capital Trust IX shall have the right, upon (i) the failure to pay principal or interest on this Security when due, or the breach by the Company of its obligations under Section 2.2(a)(iv) of the Third Supplemental Indenture to issue Qualifying Capital Securities or Section 2.7(a) of the Third Supplemental Indenture to issue Qualifying APM Securities or (ii) the occurrence of an Event of Default described in Section 2.9(a) of the Third Supplemental Indenture, to institute a suit directly against the Company (a) in the case of (i) above, to enforce such obligations or for such other remedies as may be available and (b) in the case of (ii) above, for enforcement of payment to such holder of principal of (premium, if any) and (subject to Section 3.7 of the Base Indenture) interest (including any Additional Interest) on the Securities having a principal amount equal to the aggregate Liquidation Amount (as defined in the Trust Agreement) of such Trust Preferred Securities.

No reference herein to the Indenture and no provision of this Security or of the Indenture will alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Securities Register, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained under Section 10.2 of the Base Indenture duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

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Before due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee will treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent will be affected by notice to the contrary.

The Securities are issuable only in registered form without coupons in minimum denominations of $25 and integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

The Company and, by its acceptance of this Security or a beneficial interest therein, the Holder of, and any Person that acquires a beneficial interest in, this Security agree to treat for United States Federal income tax purposes (i) the Securities as indebtedness of the Company, and (ii) the stated interest on the Securities as ordinary interest income that is includible in the Holder’s or beneficial owner’s gross income at the time the interest is paid or accrued in accordance with the Holder’s or beneficial owner’s regular method of tax accounting, and otherwise to treat the Securities as described in the Prospectus.

The Indenture and this Security will be governed by and construed in accordance with the laws of the State of New York.

This is one of the Securities referred to in the within mentioned Indenture.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Security to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

agent to transfer this Security on the books of the Securities Registrar. The agent may substitute another to act for him or her.

Dated:	Signature:

Signature Guarantee:

(Sign exactly as your name appears on the other side of this Security)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Securities Registrar, which requirements include membership or participation in the Security Transfer

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Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Securities Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

ARTICLE VI

ORIGINAL ISSUE OF LOTSSM

Section 6.1. Original Issue of LoTSSM

LoTSSM in the aggregate principal amount of $750,010,000 may, upon execution of this Third Supplemental Indenture, be executed by the Company and delivered to the Trustee or an Authenticating Agent for authentication, and the Trustee or an Authenticating Agent will thereupon authenticate and deliver said LoTSSM in accordance with a Company Order. Subject to the maximum aggregate principal amount of LoTSsm specified in Section 2.1, from time to time after the execution of this Third Supplemental Indenture, additional LoTSSM having the same terms (provided that such LoTSSM, if issued on or after the first Interest Payment Date, shall bear interest from the most recent Interest Payment Date) may be executed by the Company and delivered to the Trustee or an Authenticating Agent for authentication, and the Trustee or an Authenticating Agent will thereupon authenticate and deliver said LoTSSM in accordance with a Company Order. Any such LoTSSM shall become part of the same series as the LoTSSM originally issued hereunder.

Section 6.2. Calculation of Original Issue Discount

If during any calendar year any original issue discount shall have accrued on the LoTSSM, the Company will file with each Paying Agent (including the Trustee if it is a Paying Agent) promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on Outstanding Securities as of the end of such year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time. Neither the Company nor the Trust would make actual payments on the LoTSSM, or on the Trust Preferred Securities, as the case may be, during a Deferral Period.

ARTICLE VII

SUBORDINATION

Section 7.1. Senior Debt

The subordination provisions of Article XIII of the Indenture will apply to the LoTSSM, except that for the purposes of the LoTSSM (but not for the purposes of any other Securities unless specifically set forth in the terms of such Securities):

(a) the definition of “Senior Debt” in the Indenture is hereby amended to delete clauses (ii), (iii) and (v), renumber clause (iv) as clause (ii), and add the following:

“(iii) (x) indebtedness that (a) qualifies or is issued to financing vehicles issuing securities that qualify as tier 1 capital of the Company under the capital guidelines of the Federal Reserve or does not at the time of issuance prevent the Company’s 6.375% Extendible Long Term Subordinated Notes (the “LoTSSM”) from qualifying as tier 1 capital of the

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Company under the capital guidelines of the Federal Reserve and (b) by its terms is not superior in right of payment to the LoTSSM or to other debt that is pari passu with or junior to the LoTSSM; and (y) guarantees of indebtedness described in clause (x) or securities issued by one or more financing vehicles described in clause (x).”

(b) Notwithstanding the foregoing or any other provision of the Indenture or of this Third Supplemental Indenture, provided that the Company is not subject to a bankruptcy, insolvency, liquidation or similar proceeding, the priority of the LoTSSM in right of payment as to Parity Securities is subject to the provisions of Section 2.6 and the Company will be permitted to pay interest or principal on Parity Securities in accordance with Section 2.6.

Section 7.2. Compliance with Federal Reserve Rules

The Company will not incur any additional indebtedness for borrowed money that ranks pari passu with or junior to the LoTSSM (if then subject to Article XIII of the Indenture), except in compliance with applicable regulations and guidelines of the Federal Reserve.

ARTICLE VIII

MISCELLANEOUS

Section 8.1. Effectiveness

This Third Supplemental Indenture will become effective upon its execution and delivery.

Section 8.2. Modification of Supplemental Indenture

Without the consent of any Holders of the LoTSSM, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, (i) to add to or change any terms of this Third Supplemental Indenture or the LoTSSM to conform the terms of the Indenture (as supplemented by this Third Supplemental Indenture) or the LoTSSM to the description of the LoTSSM in the prospectus dated February 7, 2007, of the Sponsor and the Trust relating to the offering of the Trust Preferred Securities, as supplemented by the prospectus supplement, dated May 1, 2007 or (ii) to eliminate Common Stock or Qualifying Warrants (but not both) from the definition of “Qualifying APM Securities” if the Company has been advised in writing by a nationally recognized independent accounting firm that there is more than an insubstantial risk that the failure to do so would result in a reduction in its earnings per share as calculated for financial reporting purposes.

Section 8.3. Miscellaneous

The Company will promptly give notice to Holders, in the manner provided for in the Indenture, of (i) any extension of the Final Repayment Date pursuant to Section 2.2(b) and (ii) any amendment to the definition of “Qualifying APM Securities” eliminating Common Stock or Qualifying Warrants pursuant to Section 8.2.

Section 8.4. Successors and Assigns

All covenants and agreements in the Indenture, as supplemented and amended by this Third Supplemental Indenture, by the Company will bind its successors and assigns, whether so expressed or not.

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Section 8.5. Further Assurances

The Company will, at its own cost and expense, execute and deliver any documents or agreements, and take any other actions that the Trustee or its counsel may from time to time request in order to assure the Trustee of the benefits of the rights granted to the Trustee under the Indenture, as supplemented and amended by this Third Supplemental Indenture.

Section 8.6. Effect of Recitals

The recitals contained herein and in the LoTSSM, except the Trustee’s certificates of authentication, will be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Third Supplemental Indenture or of the LoTSSM. Neither the Trustee nor any Authenticating Agent will be accountable for the use or application by the Company of the LoTSSM or the proceeds thereof.

Section 8.7. Ratification of Indenture

The Indenture as supplemented by this Third Supplemental Indenture, is in all respects ratified and confirmed, and this Third Supplemental Indenture will be deemed part of the Indenture in the manner and to the extent herein and therein provided.

Section 8.8. Governing Law

This Third Supplemental Indenture and the LoTSSM will be governed by and construed in accordance with the laws of the State of New York.

* * * *

This instrument may be executed in any number of counterparts, each of which so executed will be deemed to be an original, but all such counterparts will together constitute but one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the day and year first above written.

WACHOVIA CORPORATION

By:
Name:
Title:

Attest:

By:

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
Name:
Title:

Attest:

By:

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